UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2024

CONSTRUCTION PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

(Address of principal executive offices) (ZIP Code)

(334) 673-9763

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2024, Construction Partners, Inc., a Delaware corporation (the “Company”), entered into a Unit Purchase Agreement (the “Purchase Agreement”), by and among the Company, Asphalt Inc., LLC (doing business as Lone Star Paving), a Texas limited liability company (“Lone Star”), the individual sellers listed on the signature pages thereto (the “Sellers”) and John J. Wheeler, in his capacity as the Sellers’ representative thereunder. Pursuant to the Purchase Agreement, the Company agreed to purchase all of the issued and outstanding membership units of Lone Star from the Sellers (the “Acquisition”) for aggregate consideration consisting of (i) $654.2 million in cash (subject to customary purchase price adjustments) at the closing of the Acquisition (the “Closing,” and such cash payment, the “Cash Purchase Price”), (ii) 3.0 million shares (the “Closing CPI Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) (subject to rounding for fractional shares), and (iii) cash in an amount equal to the working capital remaining in Lone Star at the Closing, as finally determined (subject to adjustments and offsets to satisfy certain of the Sellers’ indemnification obligations and any purchase price overpayments) to be paid out in quarterly installments over four quarters following the Closing, with the first payment due on the first business day after the expiration of the first full fiscal quarter following the Closing.

The Purchase Agreement contains customary representations and warranties of the parties. Additionally, the Purchase Agreement provides for customary covenants of the parties, relating to, among other things, (i) confidentiality, (ii) employee benefit matters, (iii) the conduct of Lone Star’s business during the period between the execution of the Purchase Agreement and the Closing and (iv) the efforts of the parties to cause the Acquisition to be completed, including obtaining any required governmental approval. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired, and as a result, all regulatory approval conditions have been satisfied. The parties each have customary indemnification obligations and rights under the terms of the Purchase Agreement.

The Purchase Agreement provides that, during the period from the date of the execution of the Purchase Agreement until the Closing, the Sellers and Lone Star shall not (i) solicit from, or engage in negotiations with, third parties with respect to alternative acquisition proposals or (ii) provide non-public information to third parties in connection with alternative acquisition proposals.

The obligations of the Company, Lone Star and the Sellers to consummate the Acquisition are subject to the satisfaction or waiver of certain customary closing conditions, including (i) with respect to the Company’s obligation to consummate the Acquisition, the representations and warranties of Lone Star and the Sellers being true and correct (subject to certain materiality exceptions) and Lone Star and the Sellers having performed in all material respects their obligations under the Purchase Agreement, (ii) with respect to Lone Star and the Sellers’ obligations to consummate the Acquisition, the representations and warranties of the Company being true and correct (subject to certain materiality exceptions) and the Company having performed in all material respects their obligations under the Purchase Agreement, (iii) the absence of any order, law or proceeding prohibiting or restraining the consummation of the Acquisition, and (iv) there not having been any event or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the other party since the date of the Purchase Agreement. In addition, as a condition to the Closing, the Company and the Sellers must execute a conditional purchase agreement whereby the Company will agree to purchase from the Sellers, upon the receipt of necessary governmental entitlements, an entity that owns certain real property located in Central Texas for aggregate consideration of $30.0 million.

The Purchase Agreement contemplates that, at the Closing, the Company and the Sellers will enter into lock-up agreements that will provide for, among other things, a lock-up on any transfer of the Closing CPI Shares issued to the Sellers, subject to certain exceptions, which lock-up will expire with respect to (i) 50% of the Closing CPI Shares on the six-month anniversary of the Closing and (ii) 50% of the Closing CPI Shares on the one-year anniversary of the Closing.

The Purchase Agreement may be terminated prior to the Closing under the following circumstances: (i) by the mutual written consent of the Company and Lone Star, (ii) subject to certain limited exceptions, by either the Company or Lone Star if the Closing has not occurred on or before December 31, 2024, (iii) by the Company in the event of a breach by the Sellers or Lone Star of any representation, warranty, covenant or other agreement contained in the Purchase Agreement that would result in a failure of applicable closing conditions if such breach was continuing as of the Closing, subject to certain customary cure rights set forth in the Purchase Agreement, (iv) by Lone Star in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in the Purchase Agreement that would result in a failure of applicable closing conditions if such breach was continuing as of the Closing, subject to certain customary cure rights set forth in the Purchase Agreement, and (v) by either the Company or Lone Star if the condition requiring the absence of any order, law or proceeding prohibiting or restraining the consummation of the Acquisition becomes incapable of satisfaction. Subject to certain exceptions, in the event that the Purchase Agreement is terminated by Lone Star as a result of a breach of any representation, warranty, covenant or other agreement set forth in the Purchase Agreement on the part of the Company, the Company will be required to pay Lone Star a termination fee of $9.0 million.

The Company expects to finance the Cash Purchase Price with the proceeds of debt financing. The Company has engaged BofA Securities, Inc. (“BofA Securities”) and PNC Capital Markets LLC (“PNCCM”) to, among other things, serve as joint lead arrangers and joint bookrunners in connection with (i) the arrangement and/or syndication of any financing undertaken in connection with the Acquisition, (ii) the arrangement of an amendment to the Company’s existing credit facility and the solicitation and receipt of requisite consents from the lenders under such facility and (iii) if applicable, any other financing for the purpose of refinancing all or a portion of the Bridge Loan Facility (as defined below).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

The Purchase Agreement has been included with this Current Report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Sellers, Lone Star or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties to the Purchase Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties to the Purchase Agreement that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02.	Results of Operations and Financial Condition.

On October 21, 2024, the Company issued a press release announcing certain preliminary financial results for the fiscal year ended September 30, 2024, as well as a revised outlook for the fiscal year ended September 30, 2024 and a preliminary outlook for the fiscal year ending September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the Closing CPI Shares is incorporated by reference into this Item 3.02. Under the Purchase Agreement, the Company has agreed to issue the Closing CPI Shares to the Sellers at the Closing. The shares of Class A Common Stock comprising the Closing CPI Shares will be issued in reliance on the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Company’s entry into the Purchase Agreement, the compensation committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) approved one-time cash bonus payments (the “Transaction Bonuses”) to certain executive officers, key employees and advisors of the Company, including M. Brett Armstrong, the Company’s Senior Vice President, John L. Harper, the Company’s Senior Vice President, Gregory A. Hoffman, the Company’s Senior Vice President and Chief Financial Officer, and Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer and a member of the Board. The Transaction Bonuses are subject to and payable following the Closing. In addition to the Transaction Bonuses, the Compensation Committee approved awards of (i) restricted shares of Class A Common Stock pursuant to the Construction Partners, Inc. 2018 Equity Incentive Plan and (ii) restricted shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock”), pursuant to the Construction Partners, Inc. 2024 Restricted Stock Plan to certain directors, executive officers, key employees and advisors of the Company, including Messrs. Armstrong, Fleming, Harper, Hoffman and Smith and Ned N. Fleming, III, the Executive Chairman of the Board (the “Market-Based Shares”). The Market-Based Shares will vest on the later of (x) the Closing and (y) the first date, if any, that the closing price of the Class A Common Stock on The Nasdaq Global Select Market equals or exceeds $88.00 per share, provided that (A) such date occurs on or before the fourth (4th) anniversary of the grant date and (B) the recipient is employed by, or providing services to, the Company on the vesting date. The following table sets forth the Transaction Bonus and Market-Based Shares awarded to each of Messrs. Armstrong, Fleming, Harper, Hoffman and Smith:

		Market-Based Shares Awarded
Name	Transaction Bonus Amount	Class A Common Stock	Class B Common Stock
M. Brett Armstrong	$60,000	3,000	—
Ned N. Fleming, III	—	10,000	11,000
John L. Harper	$60,000	3,000	—
Gregory A. Hoffman	$500,000	10,000	11,000
Fred J. (Jule) Smith, III	$500,000	10,000	11,000

Item 7.01.	Regulation FD Disclosure.

On October 21, 2024, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

The Company is also furnishing a copy of a presentation (the “Presentation”) containing additional information concerning the Acquisition that the Company intends to use in one or more meetings with investors or analysts. A copy of the Presentation is furnished as Exhibit 99.3 to this Current Report and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibits 99.2 and 99.3, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act and will not be incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 8.01.	Other Events.

In connection with its entry into the Purchase Agreement, the Company entered into a debt commitment letter, dated October 20, 2024, with Bank of America, N.A. (“Bank of America”), BofA Securities, PNC Bank, National Association (“PNC Bank”) and PNCCM, pursuant to which, subject to the terms and conditions set forth therein, Bank of America and PNC Bank committed to provide a 364-day senior secured bridge loan facility in an aggregate principal amount of up to $750.0 million (the “Bridge Loan Facility”). The Company may elect to borrow under the Bridge Loan Facility in the event that proceeds from other financing sources sufficient to consummate the Acquisition are not available on or prior to the Closing.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report (including in the accompanying press releases and Presentation) that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this Current Report include, without limitation, statements related to financing of the Acquisition and the Closing. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others: the ultimate outcome of the Acquisition; the Company’s ability to consummate the Acquisition; the ability of the Company, Lone Star and the Sellers to satisfy the closing conditions set forth in the Purchase Agreement; the Company’s ability to finance the Acquisition; the Company’s indebtedness, including the indebtedness the Company expects to incur and/or assume in connection with the Acquisition and the need to generate sufficient cash flows to service and repay such debt; the Company’s ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Acquisition; the possibility that the Company may be unable to successfully integrate Lone Star’s operations with those of the Company; the possibility that such integration may be more difficult, time-consuming or costly than expected; the risk that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, contractors and customers) may be greater than expected following the Acquisition or the public announcement of the Acquisition; the Company’s ability to retain certain key employees of Lone Star; potential litigation relating to the Acquisition that could be instituted against the Company or its directors; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Unit Purchase Agreement, dated as of October 20, 2024, by and among Construction Partners, Inc., Asphalt Inc., LLC, the Sellers listed on the signature pages thereto, and John J. Wheeler, in his capacity as the Sellers’ Representative.

99.1	Press release dated October 21, 2024.

99.2	Press release dated October 21, 2024.

99.3	Investor Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: October 21, 2024	By:	/s/ Gregory A. Hoffman
Gregory A. Hoffman Senior Vice President and Chief Financial Officer